Exhibit 99.1

TENNANT COMPANY

Quarterly Report - Form 10-Q

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Tennant Company.

A signed original of this written statement required by Section 906 has been provided to Tennant Company and will be retained by Tennant Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Janet M. Dolan
Janet M. Dolan
President and Chief Executive Officer

Date: May 12, 2003
/s/ Anthony T. Brausen
Anthony T. Brausen
Vice President, Chief Financial Officer and Treasurer